June 5, 2001


Securities and Exchange Commission
Office of Chief Accountant
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of the Form 8-K dated June 5, 2001 of Electronic Business Services, Inc. and agree with such statement.


Very truly yours,



Radin Glass & Co., LLP
Certified Public Accountants